UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549
                       ___________________

                             FORM 8-K
                       ___________________

                          CURRENT REPORT

               PURSUANT TO SECTION 13 OR 15(d) OF
               THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  February 28, 2006


                  BROADCAST INTERNATIONAL, INC.
      (Exact name of registrant as specified in its charter)

                      _____________________


        UTAH                          0-13316               87-0395567
(State or other jurisdiction of (Commission File Number)  (I.R.S. Employer
incorporation or organization)                            Identification No.)

7050 UNION PARK AVENUE, SUITE 600 SALT LAKE CITY, UTAH         84047
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number: (801) 562-2252


Former name or former address, if changed since last report: Not Applicable

                  ______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                  BROADCAST INTERNATIONAL, INC.

                             FORM 8-K

ITEM 5.02(d) Appointment of Directors
-------------------------------------

     On February 28, 2006, our Board of Directors unanimously voted to appoint Mr. William Davidsen to the Board of Directors and to accept the resignation of Mr. Ronald D. White from the Board of Directors. Mr. White, a Board member since September, 2005, resigned from the Board to more actively pursue his consulting business and devote more time to his personal investments.

     Mr. Davidsen does not have any understandings or relationships with third parties pursuant to which he was appointed to the Board nor has he had any prior relationship or transactions with us.

     William Davidsen, age 54, served as a tenured Professor of Management at the Marshall School of Business, University of Southern California from 1985 to 1998. Since 1984, Dr. Davidsen has been president of MESA Research, a management consulting firm which he founded. Dr. Davidson held leadership responsibilities in Deloitte & Touche LLP's telecom and media management consulting practice from 1996 to 1998. Thereafter, Dr. Davidson returned to MESA Research. Dr. Davidson earned an A.B. in economics, an M.B.A. and a doctorate in business administration, all from Harvard University.


ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
--------------------------------------------

     none


                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2006

                         BROADCAST INTERNATIONAL, INC.
                         a Utah corporation

                         By:    /s/ Rod Tiede
                                ______________________________________
                         Name:  Rod Tiede
                         Title: President and Chief Executive Officer